Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Frontier Communications Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-158391 and 333-58044), and on Form S-8 (Nos. 333-167932, 333-159508, 333-151248, 333-151247, 333-151246, 333-151245, 333-142636, 333-91054, 333-71821, 333-71597, 333-71029, 333-61432, 33-48683 and 33-42972), of Frontier Communications Corporation and subsidiaries of our reports dated February 23, 2012 with respect to the consolidated balance sheets of Frontier Communications Corporation as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Frontier Communications Corporation.

/s/ KPMG LLP

Stamford, Connecticut
February 23, 2012